As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PropertyGuru Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Paya Lebar Quarter 1

Paya Lebar Link

#12-01/04

Singapore 408533

(Address of Principal Executive Offices)(Zip Code)

PropertyGuru Group Limited Employee Stock Option Plan 2016

PropertyGuru Group Limited Employee Stock Option Plan 2018

PropertyGuru Group Limited Non-Executive Directors Share Plan

PropertyGuru Group Limited Omnibus Equity Incentive Plan

PropertyGuru Group Limited Restricted Stock Units Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

Telephone: +1 (302) 738-6680

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Sharon Lau, Esq.

Noah D. Carr, Esq.

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536 1161

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by PropertyGuru Group Limited (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a) our annual report on Form 20-F (File No. 001-41330) filed with the Commission on May 2, 2022, which contains audited financial statements relevant to the Company in respect of the latest fiscal year for which such statements have been filed;

(b) the IFRS financial information contained in the consolidated statement of comprehensive income included in the press release attached as Exhibit 99.1 to the Company’s current report on Form 6-K furnished to the Commission on May 26, 2022; and

(c) the description of the Company’s ordinary shares contained in the Company’s registration statement on Form F-1 (File No. 001- 333-264294) filed with the Commission on April 14, 2022, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Company to the Commission, on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing or furnishing of such reports and documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment to this registration statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Amended Articles provide that every director and officer (but not including the company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere.

We have also entered into indemnification agreements with our directors under law, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions.

In addition, we maintain, and are obligated to establish and maintain for at least six years, standard and tail policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-8:

Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F, filed with the Commission on March 23, 2022).

4.1	Specimen ordinary share certificate of the Company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the Commission on January 24, 2022).

5.1*	Opinion of Walkers (Singapore) Limited Liability Partnership as to validity of ordinary shares of the Company.

10.1	PropertyGuru Group Limited Employee Stock Option Plan 2016 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the Commission on January 24, 2022).

10.2	PropertyGuru Group Limited Employee Stock Option Plan 2018 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the Commission on January 24, 2022).

10.3	PropertyGuru Group Limited Non-Executive Directors Share Plan (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the Commission on January 24, 2022).

10.4	PropertyGuru Group Limited Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the Commission on January 24, 2022).

Exhibit Number	Description

10.5	PropertyGuru Group Limited Restricted Stock Units Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the Commission on January 24, 2022).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Walkers (Singapore) Limited Liability Partnership (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this registration statement).

107*	Filing Fee Table

(*) Filed herewith.

ITEM 9. UNDERTAKINGS

1.    The undersigned registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on May 27, 2022.

PROPERTYGURU GROUP LIMITED

By:	/s/ Hari V. Krishnan
Name:	Hari V. Krishnan
Title:	Chief Executive Officer and Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Hari V. Krishnan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Hari V. Krishnan	Chief Executive Officer and Managing Director (principal executive officer)	May 27, 2022
Hari V. Krishnan

/s/ Joe Dische	Chief Financial Officer (principal financial officer and principal accounting officer)	May 27, 2022
Joe Dische

/s/ Olivier Lim	Chair and Independent Director	May 27, 2022
Olivier Lim

/s/ Rachna Bhasin	Independent Director	May 27, 2022
Rachna Bhasin

/s/ Jennifer Macdonald	Independent Director	May 27, 2022
Jennifer Macdonald

/s/ Melanie Wilson	Independent Director	May 27, 2022
Melanie Wilson

/s/ Stephen Melhuish	Co-Founder and Director	May 27, 2022
Stephen Melhuish

/s/ Dominic Picone	Director	May 27, 2022
Dominic Picone

/s/ Ashish Shastry	Director	May 27, 2022
Ashish Shastry

/s/ Owen Wilson	Director	May 27, 2022
Owen Wilson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of PropertyGuru Group Limited, has signed this registration statement in the City of Newark, State of Delaware, on May 27, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative